                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                       OF INVESTMENT MANAGEMENT AGREEMENT

     This Assignment and Assumption Agreement is made as of July 25, 2001 by and between Templeton Investment Counsel, LLC ("TICL"), a Delaware limited liability company, and Franklin Advisers, Inc. ("FAI"), a California corporation.

     WHEREAS, FAI is a registered  investment adviser pursuant to the Investment
Advisers Act of 1940, as amended;

     WHEREAS,  Templeton  Global  Bond  Managers  ("TGBM"),  a division of TICL, provided the  management  services on behalf of TICL to Templeton  Global Income
Fund, Inc. (the "Fund") pursuant to the Investment Management Agreement dated as of October 30, 1992, and  subsequently  amended and restated as of April 1, 1993 and  December 6, 1994,  and amended  January 1, 2001,  between TICL and the Fund
(the "Agreement");

     WHEREAS, TGBM consolidated with and into FAI and, therefore, FAI intends to assume TICL's obligations under the Agreement; and

     WHEREAS,  the  consolidation of TGBM with and into FAI does not result in a change of control or management, and thus does not constitute an "assignment" of the Agreement under the Investment Company Act of 1940, as amended.

     NOW, THEREFORE, the parties hereto agree as follows:

          1. The  Agreement  previously  in effect  between the Fund and TICL is hereby  assumed in its entirety by FAI,  except that all references to TICL shall be replaced with references to FAI.

          2. FAI  agrees  to  perform  and be  bound by all of the  terms of the
     Agreement and the obligations and duties of TICL thereunder.

          3. The Agreement  shall continue in full force and effect as set forth therein for the remainder of its term.

     IN WITNESS  WHEREOF,  the  undersigned  have executed this  Assignment  and
Assumption Agreement as of the date set forth above.

TEMPLETON INVESTMENT COUNSEL, LLC                  FRANKLIN ADVISERS, INC.

By:    /s/ Robert C. Rosselot                   By:/s/ Martin L. Flanagan
       --------------------------------------      -----------------------------
       Robert C. Rosselot                          Martin L. Flanagan
       Vice President and Assistant Secretary      Executive Vice President

ACKNOWLEDGED:

TEMPLETON GLOBAL INCOME FUND, INC.

By:    /s/ Barbara J. Green
       --------------------
       Barbara J. Green
       Vice President and Secretary